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                              EMPLOYMENT AGREEMENT




       THIS AGREEMENT is made and entered into as of the _______ day of ______, 1997, by and between Physician Reliance Network, Inc., a Texas corporation (the "Company"), and _____________________ (the "Employee").

       WHEREAS, the Employee is currently an employee "at will"; and

       WHEREAS, the Company and the Employee desire to modify the Employee's employment status and to set forth in an agreement the terms and conditions of such employment;

       NOW, THEREFORE, in consideration of the premises hereof and of the mutual promises and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

       1. EMPLOYMENT AND TERM OF EMPLOYMENT. The Company hereby agrees to employ the Employee, and the Employee hereby agrees to serve the Company, on the terms and conditions set forth herein, for the period commencing as of the
date set forth above and expiring on              , _____ (the "Expiration
Date"), unless further extended or sooner terminated as hereinafter set forth.
Commencing           , _____, and on the first day of October each year
thereafter, this Agreement shall automatically extend for one additional year unless prior to such first day of _________ the Company shall have delivered to the Employee written notice that the term of this Agreement will not be extended. Further, the term of this Agreement shall automatically extend for a period of two years after a "Change of Control". For purposes of this Agreement, a "Change of Control" shall be deemed to have taken place if: (i) any person or entity, including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, other than the Company, a wholly-owned subsidiary thereof, any employee benefit plan of the Company or any of its subsidiaries, or Texas Oncology, P.A.
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becomes the beneficial owner of the Company's securities having 25% or more of the combined voting power of the then outstanding securities of the Company that may be cast for the election of directors of the Company (other than as a result of an issuance of securities initiated by the Company in the ordinary course of business); (ii) as the result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sale of all or substantially all of the assets of the Company, or any combination of the foregoing transactions, less than seventy-five percent (75%) of the combined voting power of the then-outstanding securities of the Company or any successor corporation or entity entitled to vote generally in the election of the director(s) of the Company or such other corporation or entity after such transaction are held in the aggregate by the holders of the Company's securities entitled to vote generally in the election of directors of the Company immediately prior to such transaction; or (iii) the Company shall sell all or substantially all of its assets to another entity which is not a subsidiary of the Company. A new Expiration Date is created each time the term of this Agreement is extended.

       2. POSITIONS AND DUTIES. The Employee shall serve, in name and in fact, as the ______________________ of the Company and shall have such powers and duties as are customarily associated with such position. These duties include, among others, assisting in the development of the Company's business in the continental United States. The Employee shall devote substantially all his working time and efforts to the business and affairs of the Company, shall use his best efforts to advance the best interests of the Company, and shall not engage in outside business activities which interfere with the performance of his duties hereunder. The Employee agrees to serve without additional compensation in one or more offices or as a director of any of the Company's subsidiaries or affiliates.

       3.     COMPENSATION.

              a. BASE SALARY. The Employee shall receive a base salary of the rate of $___________ per annum as may be increased from time to time ("Base Salary"), payable in substantially equal periodic payments, which shall be made no less frequently than monthly during the period of the Employee's employment hereunder. The Base
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       Salary shall be subject to periodic review and revision by the ________
       of the Company but shall not be decreased during the term of employment hereunder.

              b. INCENTIVE COMPENSATION. In addition to Base Salary, the Employee shall be entitled to receive such bonus or incentive compensation payments as the ____________________________ in his sole discretion may determine from time to time.

              c. STOCK OPTIONS. In addition to Base Salary and Incentive Compensation, the Employee shall be entitled to receive stock options as the Board of Directors in its sole discretion may determine.

              d. EXPENSES. During the term of his employment hereunder, the Employee shall be entitled to be reimbursed (in accordance with the policies and procedures established by the Board of Directors for Company officers) for all reasonable expenses incurred by him in performing services hereunder, provided that the Employee properly accounts therefore in accordance with Company policy.

              e. PARTICIPATION IN BENEFIT PLANS. The Employee shall be entitled to participate in or receive benefits under all the Company's employee benefit plans and arrangements in effect on the date hereof or made available in the future to the officers and key employees of the Company.

       4.     TERMINATION.

              a. DISABILITY. If, as a result of the Employee's incapacity due to physical or mental illness, the Employee shall have been absent from his duties hereunder on a full time basis for ninety (90) consecutive days, the Company may terminate its obligations hereunder, except for those obligations provided for in the second sentence of
       Section 5(a) hereof.
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              b.     TERMINATION UPON DEATH.  If the Employee should die during the term of the Agreement, the Company's obligations under this Agreement shall cease, except for those obligations set forth in Section 5(b) hereof, and the Employee's employment shall be terminated.

              c. TERMINATION BY THE COMPANY. The Company may terminate the Employee's employment hereunder at any time for Cause or for any other reason. For the purposes of this Agreement, "Cause" shall mean any act that is materially inimical to the best interests of the Company and that constitutes on the part of the Employee personal dishonesty, willful misconduct, breach of fiduciary duty, intentional failure to perform stated duties of an Employee of the Company, willful violation of any law, governmental rule or regulation ( other than traffic violations or similar offenses) or final cease and desist order, or material breach of this Agreement, determined on a reasonable basis.

              d. TERMINATION BY THE EMPLOYEE. The Employee may terminate his employment hereunder upon 60 days written notice for any reason.

              e. DETERMINATION OF DISABILITY. For purposes of Section 4(a) of this Agreement, the determination of whether the Employee is disabled due to physical or mental illness shall be made by a licensed physician reasonably satisfactory to the Employee and to the Company.

              f. NOTICE OF TERMINATION. Any termination by the Company pursuant to subsection (a) or (c) above or by the Employee pursuant to subsection (d) above shall be communicated by written notice of termination to the other party hereto.

              g. EFFECT OF TERMINATION. Termination of employment under this Section 4 only terminates the employment facets of this Agreement, and such termination of employment shall not relieve Employee of Employee's obligations under Section 7 of this Agreement.
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       5.     COMPENSATION UPON TERMINATION OR DURING DISABILITY.

              a. During any period in which the Employee fails to perform his duties hereunder as a result of disability due to physical or mental illness, the Employee shall receive an amount which, when added to any disability benefits provided for by the Company, equals his Base Salary until the compensation and benefits received by the Employee pursuant to this Agreement are terminated pursuant to Section 4(a) hereof, or until the Employee terminates his employment pursuant to Section 4(d) hereof, whichever first occurs. Following termination by the Company due to disability, the Employee shall receive such benefits and be paid such amounts as he is entitled to receive under the Company's disability and other benefits plans then in effect.

              b. If the Employee's employment shall be terminated for Cause or if the Employee dies or if the Employee terminates his employment for any reason, the Company shall pay the Employee his Base Salary earned through the date on which his employment is terminated. The Company shall then have no further obligations to the Employee under this Agreement.

              c. If the Company shall terminate the Employee's employment under this Agreement for any reason other than pursuant to Section 4(a) or for Cause pursuant to Section 4(c) hereof, then, subject to the compliance by the Employee with the provisions of Section 7 hereof, the Company shall pay the Employee, as liquidated damages or severance or both, his Base Salary payable in substantially equal periodic payments no less frequently than monthly for a period ending on the Expiration Date. The Employee shall be entitled to no compensation after the Employee terminates his employment pursuant to Section 4(d). Notwithstanding the preceding sentence, if (i) the Employee terminates his employment within the 180-day period following a Change of Control, or (ii) the Employee terminates his employment following a material diminution of his duties, responsibilities or authority, then the Employee shall be entitled to receive his Base Salary payable in substantially equal periodic payments no less frequently than
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       monthly for a period ending on the Expiration Date provided the Employee complies with the provisions of Section 7 hereof.

       6. BINDING AGREEMENT. This Agreement and all obligations of the Company hereunder shall be binding upon the successors and assigns of the Company. This Agreement and all rights of the Employee hereunder shall inure to the benefit of and be enforceable by the Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

       7.     CONFIDENTIAL INFORMATION AND NONCOMPETITION.

              a. TRADE SECRETS. Employee, prior to and during the term of employment under this Agreement, has and will have access to and become familiar with various confidential information and trade secrets, including without limitation, the names and addresses of the Company's customers, certain customer lists, other information concerning the contracting systems of the Company, and other unique processes, procedures, services and products of the Company which are regularly used in the operation of the business of the Company (collectively, the "Confidential Information"). Employee shall not disclose any of the Confidential Information, directly or indirectly, nor use it in any way, either during the term of this Agreement or at any time thereafter,
       except as required in the course of employment with the Company.   All
       files, records, documents, drawings, graphics, specifications, equipment and similar items relating to the business of the Company, whether prepared by Employee or otherwise coming into Employee's possession, shall remain the exclusive property of the Company and shall not be removed from the premises of the Company without the prior written consent of the Company unless removed in relation to the performance of Employee's duties under this Agreement. Any such files, records, documents, drawings, graphics, specifications, equipment and similar items, and any and all copies of such materials which have been removed from the premises of the Company, shall be returned by Employee to the Company.
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              b.     NONCOMPETITION.       Employee acknowledges that Employee
       will have access to the Confidential Information, the unauthorized use or disclosure of which would cause irreparable injury to the Company.
       In consideration for access to the Confidential Information, the Company's entering into this Agreement, the substantial compensation paid or to be paid to Employee by the Company, and the other benefits received by employee hereunder, Employee agrees as follows:

                     i. during Employee's employment with the Company under this Agreement and for a period of one (1) year after the resignation, discharge or otherwise, Employee shall not, directly or indirectly, either as an employee, employer, consultant, agent, principal, partner, stockholder, corporate officer, director or in any other individual or representative capacity, own, engage or participate in any business that is in competition with the principal business of the Company or any subsidiary of the Company (provided that ownership of five percent (5%) or less of the voting stock of any publicly held corporation shall not constitute a violation hereof) within the continental United States; and

                     ii. for a period of one (1) year after the date of termination of Employee's employment hereunder, whether by resignation, discharge or otherwise, Employee shall not either directly or indirectly call on, solicit, or take away, or attempt to call on, solicit, or take away any of the customers of the Company, either for himself or for any other person, firm, or corporation; and

                     iii. for a period of one (1) year after the date of termination of Employee's employment hereunder, whether by resignation, discharge or otherwise, Employee shall not either directory or indirectly call on, solicit, or take away, or attempt to call on, solicit, or take away any of the customers of the Company, either for himself or for any other person, firm, or corporation.

              c. REASONABLENESS OF RESTRICTIONS. Employee acknowledges that the time and geographical restrictions set forth in Section 7(b) of this Agreement are reasonable in
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       scope and necessary for the protection of the business and good will of the Company. Employee agrees that should any portion of the covenants in Section 7 be unenforceable because of the scope thereof or the period covered thereby or otherwise, the covenant shall be deemed to be reduced and limited to enable it to be enforced to the extent permissible under the laws and public policies applied in the jurisdiction in which enforcement is sought.

              d. SOLICITING EMPLOYEES. Employee shall not during the term of this Agreement or for a period of one (1) year after termination of Employee's employment hereunder for any reason, whether by wrongful discharge or otherwise, either directly or indirectly, enter into agreement with, or solicit the employment of, employees of the Company for the purpose of causing them to leave the employment of the Company or take employment with any business that is in competition in any manner whatsoever with the business of the Company.

              e. OWNERSHIP OF RECORDS. All records of the accounts of the Company and its customers and any other records and books relating in any manner whatsoever to the Company or its customers, whether prepared by Employee or otherwise coming into Employee's possession, shall be the exclusive property of the Company regardless of who actually purchased the original book or record.

              f. INJUNCTIVE RELIEF; EXTENSION OF RESTRICTIVE PERIOD. In the event of a breach of any of the covenants contained in this Section 7, it is understood that the Company would be irreparably harmed and that monetary damages will be difficult to ascertain and an inadequate remedy in favor of the Company, and the Company may petition a court of law or equity for injunctive relief in addition to any other relief which the Company may have under the law, including but not limited to reasonable attorneys' fees. If Employee violates the covenants and restrictions contained in this Section 7 and the Company brings an action for injunctive or other equitable relief, the Company shall not be deprived of the benefit of the full period of the restrictive covenant as a result of the time involved in obtaining such relief. Accordingly, Employee agrees that the
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       covenant not to compete and other restrictive covenants shall continue in effect for a period commencing on the date of a final judgment (after all appeals) of a court of competent jurisdiction enjoining Employee from violating this Agreement and continuing for the number of full or partial calendar months remaining in the one-year period of the restrictive covenant as of the date Employee first violated the covenants or restrictions of this Section 7.

              g. INDEPENDENT AGREEMENT. All of the covenants and provisions of this Section 7 of this agreement on the part of Employee shall be construed as an agreement independent of any other provision of this Agreement; and the existence of any claim or cause of action of Employee against the Company, whether predicated on this agreement or otherwise, shall not constitute a defense to the enforcement by the Company of the covenants and provisions of Section 7.

              h. BINDING EFFECT. The foregoing provision of this Section 7 shall be binding upon the Employee's heirs, successors and legal representatives.

       8. SPECIFIC PERFORMANCE. The Employee acknowledges and agrees that, in the event of a breach of Section 7 or Section 8 hereof by the Employee, the Company would be irreparably harmed and that monetary damages would be an inadequate remedy in favor of the Company. Accordingly, the Employee and the Company agree that in the event of such a breach, the Company shall be entitled to injunctive relief against the Employee.

       9. NOTICE. For the purposes of the Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed as follows:


       If to the Employee:

              ---------------------

              ---------------------

              ---------------------
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       If to the Company:

              Physician Reliance Network, Inc.
              Two Lincoln Centre
              5420 LBJ Freeway, Suite 900, LB-32
              Dallas, Texas  75240
              Attn:  General Counsel

or to such other address as any party may have furnished to the other writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

       10. WITHHOLDING OF TAXES. The Company may withhold from any amounts payable under this Agreement all federal, state, city or other taxes as shall be required pursuant to any law or government regulation or ruling.

       11. ENFORCEMENT OF AGREEMENT. The Corporation shall pay or reimburse the Employee for all costs and expenses (including court costs and reasonable attorney's fees) incurred by the Employee in connection with any litigation seeking to enforce the Employee's rights under this Agreement, provided that the Employee prevails in such litigation.

       12. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED ACCORDING TO THE LAWS OF TEXAS, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAWS OF SUCH STATE.

       13. AMENDMENT; MODIFICATION; WAIVER. This Agreement may be amended only by the written agreement of the parties hereto. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by Employee and the Company. This Agreement will be reviewed on an annual basis by the parties hereto and the term of the Agreement may be extended by mutual agreement of the parties. No waiver by either party hereto at any time of any breach by the other party hereto or compliance with any condition or provision of this Agreement to be performed by
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such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

       14.    BINDING EFFECT.

              a. This Agreement is personal in nature and neither of the parties hereto shall, without the consent of the other, assign, transfer or delegate this Agreement or any rights or obligations hereunder except as expressly provided for herein. Without limiting the generality of the foregoing, Employee's right to receive payments hereunder shall not be assignable, transferable or delegable, whether by pledge, creation of a security interest or otherwise, other than by a transfer by his will or by the laws of descent and distribution and, in the event of any attempted assignment or transfer contrary to this paragraph, the Company shall have no liability to pay any amount so attempted to be assigned, transferred or delegated.

              b. The Company and Employee recognize that each party will have no adequate remedy at law for breach by the other of any of the agreements contained herein and, in the event of any such breach, the Company and Employee hereby agree and consent that the other shall be entitled to a decree of specific performance, mandamus or other appropriate remedy to enforce performance of the Agreement.

       15. ENTIRE CONTRACT. This Agreement constitutes the entire agreement and supersedes all other prior agreements, employment contracts and understandings, both written and oral, express or implied with respect to the subject matter of this Agreement.

       IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


EMPLOYEE:                                  PHYSICIAN RELIANCE NETWORK, INC.


                                           By:
                                                  ----------------------------

                                           Title:
-----------------------------------               ----------------------------
[Name]